EXHIBIT 99.1

Indoor Harvest Corp Appoints New CEO as Company Growth Accelerates

Houston, Texas, November 30, 2016 — Indoor Harvest Corp (OTCQB: INQD), through its brand name Indoor Harvest®, is a solutions provider to the vertical farming and indoor agriculture industry. The Company is pleased to announce that its Board of Directors has appointed John Choo as Chief Executive Officer/President effective January 1, 2017. Chad Sykes Founder and current CEO will assume the role of Chief Innovation Officer and will continue to serve as Chairman of Indoor Harvest’s Board of Directors.

“There is no better time for John, our co-founder, to become Indoor Harvest’s next Chief Executive Officer. Since joining the team he has been instrumental in developing our partnerships and building our sales pipeline. He quickly learned and identified many of the operational challenges our industry faces and drove our rebranding efforts to address those challenges. John taking on the role of CEO will free me to focus on the technology side of our industry, where my true strengths lie. In my new role as CINO, I will be charged with driving research and development through change management, innovating new platforms in-house while simultaneously working with current and new partners at deploying effective, transparent, and efficient innovation process,” stated Chad Sykes, founder and CEO of Indoor Harvest Corp.

“Indoor agriculture has moved at an exponential pace of change over the last five years, it reminds me of the early days of the mobile software industry” stated John Choo, President and co-founder of Indoor Harvest Corp. “Over the last twelve months we have accelerated what was working well and disrupted portions of our business that needed to improve. The results have kept us deeply vested across North America and Europe in supporting strategies for commercial scale cultivators including our pharmaceutical and academic relationships,” stated John Choo, Co-founder and President of Indoor Harvest Corp.

“As the company moves into execution on some of our planning, we have begun working with a multinational accounting firm on tax strategies to ensure our activities in Canada, The United States and Europe are standing on a strong foundation. We are expanding our executive and operations team as well, the excitement around the industry growth across the globe is infectious, we’re seeing pools of investment and executive talents moving in quickly” further stated Mr. Choo.

Indoor Harvest has evolved as a commercial cultivation hardware designer to a single trusted source providing engineering, facilities construction centrally designed to support indoor agriculture including development financing for clients. The company has an extensive R&D and partnership network with some of the world’s most recognized names in Academia and technology leaders in the space.

Management will host a conference call tomorrow, Thursday, December 1, 2016, at 2:00 PM EST, to discuss third quarter results, provide guidance and conduct a Q&A session for investors and analysts. Individuals interested in participating may dial in using the information below:

Dial In: (855) 551-1031

Conference ID: 23475012

A recording will be made available to investors who cannot attend shortly after the call and will be posted to the Company Facebook and Twitter pages.

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Consistent with the SEC’s April 2013 guidance on using social media outlets like Facebook and Twitter to make corporate disclosures and announce key information in compliance with Regulation FD, Indoor Harvest is alerting investors and other members of the general public that Indoor Harvest will provide weekly updates on operations and progress through its social media on Facebook and Twitter. Investors, potential investors and individuals interested in our company are encouraged to keep informed by following us on Twitter or Facebook.

Facebook: http://www.facebook.com/indoorharvest

Twitter: http://www.twitter.com/indoorharvest

ABOUT INDOOR HARVEST CORP

Indoor Harvest Corp, through its brand name Indoor Harvest®, is a full service, state of the art design-build engineering firm for the indoor farming industry. Providing production platforms and complete custom designed build outs for both greenhouse and building integrated agriculture (BIA) grows, tailored to the specific needs of virtually any cultivar. Our patent pending aeroponic fixtures are based upon a modular concept in which primary components are interchangeable. Visit our website at http://www.indoorharvest.com for more information about our Company.

FORWARD LOOKING STATEMENTS

This release contains certain “forward-looking statements” relating to the business of Indoor Harvest and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “estimates,” “believes,” “anticipates,” “intends,” expects” and similar expressions. Such forward-looking statements involve known and unknown risks and uncertainties that may cause actual results to be materially different from those described herein as anticipated, believed, estimated or expected. Certain of these risks and uncertainties are or will be described in greater detail in our filings with the Securities and Exchange Commission. These forward-looking statements are based on Indoor Harvest’s current expectations and beliefs concerning future developments and their potential effects on Indoor Harvest. There can be no assurance that future developments affecting Indoor Harvest will be those anticipated by Indoor Harvest. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the control of the Company) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by such forward-looking statements. Indoor Harvest undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Contacts:

Indoor Harvest Corp

CEO, Mr. Chad Sykes

713-410-7903

ccsykes@indoorharvest.com

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